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                               101 Federal Street
                              Boston, MA 02110-1832
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                           http://www.nixonpeabody.com

                                                     November 1, 2002


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC  20549


         Re:      J.P. Morgan Institutional Funds
                  JPMorgan Disciplined Equity Fund
                  --------------------------------

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to JP Morgan Institutional Funds, a Massachusetts business trust (the "TRUST") currently consisting of a number of separate series, including the above-referenced series (the "SURVIVING FUND"), and the JPMorgan Smart Index Fund series of the J.P. Morgan Series Trust, a Massachusetts business trust (the "MERGING FUND"), on various general matters. This opinion is written in reference to the Ultra Class Shares, par value $.001 per share (the "SHARES"), of the Surviving Fund, to be issued and exchanged on a net asset value basis for all of the assets and liabilities of the Merging Fund, pursuant to an Agreement and Plan of Reorganization (the "AGREEMENT"), which Agreement is attached as APPENDIX A to a Combined Registration Statement/Proxy Statement contained in a Form N-14 filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "REGISTRATION STATEMENT").

         We have reviewed, insofar as either of them relates or pertains to the Surviving Fund or the Merging Fund, the Registration Statement and the Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

         Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Agreement, will be legally issued, fully paid and non-assessable.


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Securities and Exchange Commission
November 1, 2002
Page 2


         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ NIXON PEABODY LLP